QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2014

WARREN RESOURCES, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other Jurisdiction of Incorporation)	0-33275 (Commission File Number)	11-3024080 (IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor
New York, New York 10036
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreement.

Amendment to Asset Purchase Agreement

        As previously disclosed in the Current Report on Form 8-K filed on July 7, 2014, Warren Resources, Inc. ("Warren") entered into the Purchase and Sale Agreement on July 6, 2014 (the "Asset Purchase Agreement") with Citrus Energy Appalachia, LLC ("CEA"), a wholly-owned subsidiary of Citrus Energy Corporation ("Citrus"), TLK Partners, LLC ("TLK"), and Troy Energy Investments, LLC ("TEI" and together with CEA and TLK, "Seller"), and joined in for certain purposes by Citrus, pursuant to which Warren agreed to acquire substantially all of Seller's assets in the Marcellus Shale in Wyoming County, Pennsylvania (the "Marcellus Assets") for an aggregate purchase price of approximately $352.5 million, subject to adjustments as provided in the Asset Purchase Agreement (the "Acquisition"). Under the terms of the Asset Purchase Agreement, the total purchase price consists of $312.5 million of cash and $40 million of Warren common stock priced at $6.00 per share.

        On August 11, 2014, Warren and Seller entered into an Amendment to the Asset Purchase Agreement (the "APA Amendment"), which provides for, among other things, correction of TLK's name as listed in the Asset Purchase Agreement and correction of the Citrus entity that will receive the stock consideration payable under the Asset Purchase Agreement from CEA to Citrus.

        The descriptions of the Asset Purchase Agreement and the APA Amendment set forth in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the agreements filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. Furthermore, the warranties and covenants contained in the Asset Purchase Agreement are made solely for the benefit of the parties thereto and are qualified by confidential disclosures that the parties have exchanged in connection with the agreements.

Common Stock Registration Rights Agreement

        On August 11, 2014, in connection with the closing of the Acquisition and the issuance by Warren of 6,666,667 shares of its common stock (the "Shares") to Citrus as described below, Warren entered into a Registration Rights Agreement (the "Common Stock Registration Rights Agreement"), dated August 11, 2014, by and between Warren and Citrus. Pursuant to the Common Stock Registration Rights Agreement, Warren will use its reasonable best efforts to (i) file a resale registration statement with respect to all of the Shares by the later of thirty (30) days following the closing date (the "Closing Date") and ten (10) business days after Warren's receipt of the required financial statements of Citrus and TLK for the quarter ended June 30, 2014, and (ii) cause such resale registration statement to become or be declared effective no later than ninety (90) days following the Closing Date.

        In limited circumstances, Citrus will have piggyback registration rights as detailed in the Common Stock Registration Rights Agreement.

        The description of the Common Stock Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Purchase Agreement Relating to the 9.000% Senior Notes due 2022

        On August 6, 2014, Warren and the Guarantors named therein entered into a Purchase Agreement (the "Purchase Agreement") with BMO Capital Markets Corp., Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers identified in Schedule 1 to the Purchase Agreement (collectively, the "Initial Purchasers"), which provides for the issuance and sale by Warren of $300,000,000 aggregate principal amount of its 9.000% Senior Notes due 2022 (the "Notes") at a price equal to 98.617% of the aggregate principal amount of the Notes, for net proceeds (after deducting the Initial Purchasers' discount and estimated offering expenses) of approximately $289 million. Warren used the net proceeds of this offering to pay a portion of the cash purchase price of the Acquisition discussed above and in Item 2.01 below. Closing of the issuance and sale of the Notes occurred on August 11, 2014. The Notes were sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors and by certain of Warren's future restricted subsidiaries that guarantee our indebtedness under the Credit Facility (as defined below).

        The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions. Warren and the Guarantors also agreed to enter into a registration rights agreement with the Initial Purchasers.

        The description of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture Relating to the 9.000% Senior Notes due 2022

        On August 11, 2014, the Notes were issued under, and Warren and the Guarantors entered into, an indenture (the "Indenture") by and among Warren, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee").

        The Notes bear interest at a rate of 9.000% per year, payable semiannually in arrears on August 1 and February 1 of each year, beginning on February 1, 2015. The Notes mature on August 1, 2022.

        In the event of a change of control, as defined in the Indenture, the holders of the Notes may require Warren to purchase their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

        At any time prior to August 1, 2017, Warren may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes plus a make-whole premium, together with accrued and unpaid interest, if any to the redemption date. The Notes will be redeemable, in whole or in part, on or after August 1, 2017 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest, if any:

Year	Percentage
2017	106.750%
2018	104.500%
2019	102.250%
2020 and thereafter	100.000%

        Additionally, Warren may, at its option, redeem up to 35% of the Notes of the aggregate principal amount of the Notes on or prior to August 1, 2017 for a redemption price of 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of Warren, holders of the Notes will have the right to require Warren to repurchase all or any part of their Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest.

        The Notes are Warren's unsecured, senior obligations, ranking senior in right of payment to Warren's existing and future indebtedness that is expressly subordinated to the Notes, and equal in right of payment with Warren's existing and future unsecured indebtedness that is not by its terms subordinated to the Notes. In addition, the Notes will rank effectively junior to Warren's existing and future secured indebtedness, including indebtedness under Warren's Credit Facility, to the extent of the value of the assets securing such indebtedness of Warren, and will be structurally subordinated to the existing and future indebtedness and other liabilities (other than indebtedness and liabilities owed to Warren) of Warren's non-guarantor subsidiaries.

        The Notes initially are fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by certain of Warren's existing subsidiaries named in the Indenture as Guarantors and will be fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by Warren's future domestic subsidiaries, subject to certain exceptions. In the future, the subsidiary guarantees may be released or terminated under certain circumstances. The obligations of each Guarantor will be the general unsecured obligations of such Guarantor and will rank senior in right of payment to the existing and future subordinated indebtedness of such Guarantor and equal in right of payment to all existing and future senior unsecured indebtedness of such Guarantor. In addition, the guarantee by each Guarantor will be effectively junior to the applicable Guarantor's existing and future secured indebtedness, including its guarantee of indebtedness under the Credit Facility, to the extent of the value of the assets of such Guarantor constituting collateral securing such indebtedness, and structurally junior to the indebtedness and other liabilities of Warren's non-guarantor subsidiaries.

        The Indenture contains covenants that, among other things, limit Warren's ability and the ability of certain of its subsidiaries to:

  •
  incur additional debt;

  •
  make certain investments or pay dividends or distributions on its capital stock or purchase, redeem or retire capital stock;

  •
  sell assets, including capital stock of the restricted subsidiaries;

  •
  restrict dividends or other payments by restricted subsidiaries;

  •
  create liens that secure debt;

  •
  enter into transactions with affiliates; and

  •
  merge or consolidate with another company.

        These and other covenants that are contained in the Indenture are subject to important limitations and qualifications that are described in the Indenture. Certain of the covenants listed above will terminate prior to the maturity date of the Notes if both Standard & Poor's Rating Service and Moody's Investors Service, Inc. assign the Notes an investment grade rating in the future and no events of default exist under the Indenture. If the credit ratings assigned to the Notes later fall below investment grade or an event of default occurs, any covenants that ceased to apply to Warren as a result of achieving investment grade ratings will be reinstated. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

        The description of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.2 hereto and is incorporated herein by reference. The form of Note issued pursuant to the Indenture is included as Exhibit A to the Indenture and is incorporated herein by reference.

        Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with Warren, the Guarantors and certain affiliates of Warren, for which Warren pays customary fees and expense reimbursement. In particular, affiliates of certain of the Initial Purchasers are lenders under Warren's Credit Facility, and U.S. Bancorp Investments, Inc. is an affiliate of the Trustee. BMO Capital

Markets Corp. is acting as a financial advisor to Warren in connection with the Acquisition and will receive a customary fee in connection with the closing of the Acquisition from Warren, and Jefferies LLC is acting as a financial advisor to Citrus in connection with the Acquisition and will receive a customary fee in connection with the closing of the Acquisition from Citrus.

Registration Rights Agreement Relating to the 9.000% Senior Notes due 2022

        On August 11, 2014, in connection with the closing of the offering and the issuance and sale of the Notes, Warren and each of the Guarantors entered into a Registration Rights Agreement (the "High-Yield Registration Rights Agreement") with BMO Capital Markets, LLC, Jefferies LLC and Wells Fargo Securities LLC, as representatives of the Initial Purchasers. Under the High-Yield Registration Rights Agreement, Warren has agreed to, among other things, (a) (i) file with the Securities and Exchange Commission ("SEC") a registration statement (the "Exchange Offer Registration Statement") with respect to a registered offer to exchange any and all of the Notes (including the Guarantees) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or provide for any increase in annual interest rate for failure to comply with the High-Yield Registration Rights Agreement) and/or (ii) under certain circumstances set forth in the High-Yield Registration Rights Agreement, file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the Guarantees thereof, (b) to use commercially reasonable efforts to cause (i) the Exchange Offer Registration Statement to become and remain effective under the Securities Act until 180 days following the Exchange Date (as defined in the High-Yield Registration Rights Agreement) or (ii) if applicable, the shelf registration statement to become and remain effective under the Securities Act until one year following effectiveness, and (c) to use commercially reasonable efforts to cause the exchange to be completed within 360 days after the issuance of the Notes. If Warren fails to comply with certain obligations under the High-Yield Registration Rights Agreement, including if the exchange offer is not completed or if the shelf registration statement is not declared effective in a timely manner, it will be required to pay additional interest in an amount equal to 1% per year on the principal amount of the Notes to the holders of the Notes in accordance with the provisions of the High-Yield Registration Rights Agreement.

        The description of the High-Yield Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.4 hereto and is incorporated herein by reference.

Third Amended and Restated Credit Agreement

        On August 11, 2014, we entered into a five-year, $750,000,000 Third Amended and Restated Credit Agreement with Bank of Montreal, as Administrative Agent (the "Agent"), the lenders party thereto, with Warren Resources of California, Inc., Warren E&P, Inc. and Warren Marcellus LLC, as Guarantors (the "Credit Facility"). The Credit Facility provides for an initial borrowing base of $225,000,000. The Credit Facility matures on August 11, 2019. It is secured by substantially all of the oil and gas assets of Warren and the Guarantors and is guaranteed by the Guarantors, which are three of our wholly-owned subsidiaries.

        The borrowing base is subject to semi-annual redeterminations, prior to April 1 and October 1 of each year in accordance with the lenders' customary procedures and practices. In addition, the borrowing base may be redetermined in connection with the occurrence of specified events, and both Warren and the banks have the bilateral right to one additional redetermination each year between each scheduled determination.

        Depending on the current level of borrowing base usage, the annual interest rate on each borrowing under the Credit Facility will be at our option either: (a) a "LIBOR Loan", which has an interest rate equal to the sum of the applicable LIBOR period plus the applicable "LIBOR Margin", that ranges from 1.75% to 2.75% or (b) a "Base Rate Loan", which has an interest rate equal to the sum of the "Base Rate", calculated to be the highest of (i) the Agent's prime rate of interest announced from time to time, (ii) the Federal Funds rate most recently determined by the Agent plus 0.5% or (iii) the LIBOR rate plus 1.00%, plus the applicable "Base Rate Margin," an applicable margin that ranges from 0.75% to 1.75%.

        Warren is subject to certain covenants required by the Credit Facility which include, but are not limited to the maintenance of the following financial ratios (1) a minimum current ratio (including the unused borrowing base and excluding unrealized gains and losses on derivative financial instruments) of not less than 1.0 to 1.0 and (2) a minimum consolidated EBITDAX (as defined therein) to net interest expense of not less than 2.5 to 1.0.

        The Credit Facility is subject to other usual and customary conditions, representations, and warranties, including restrictions on certain additional indebtedness, dividends to shareholders, liens, investments, mergers, acquisitions, asset dispositions, repurchase or redemption of our common stock, speculative commodity transactions, transactions with affiliates and other matters. The Credit Facility is subject to customary events of default. If an event of default occurs and is continuing, the Agent may, or at the request of the Required Lenders shall, accelerate amounts due under the Credit Facility (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

        The Credit Facility will be used primarily for working capital, capital expenditures, repayment of outstanding debt, acquisitions and other general corporate purposes.

        The description of the Credit Facility set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

        As previously disclosed in the Current Report on Form 8-K filed on July 7, 2014, Warren entered into the Asset Purchase Agreement on July 6, 2014 with Seller pursuant to which Warren agreed to acquire substantially all of Seller's assets in the Marcellus Shale in Wyoming County, Pennsylvania for an aggregate purchase price of approximately $352.5 million, subject to customary adjustments as provided in the Asset Purchase Agreement. Under the terms of the Asset Purchase Agreement, the total purchase price consisted of $312.5 million of cash and $40 million of Warren common stock priced at $6.00 per share.

        On August 11, 2014, Warren and Seller entered into the APA Amendment, which provides for, among other things, the correction of TLK's name as listed in the Asset Purchase Agreement and correction of the Citrus entity that will receive the stock consideration payable under the Asset Purchase Agreement from CEA to Citrus Energy Corporation. On August 11, 2014, Warren completed the acquisition.

        Copies of the Asset Purchase Agreement and the PSA Amendment are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03.    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

        On August 11, 2014, Warren issued $300,000,000 aggregate principal amount of the Notes in a private placement transaction exempt from registration requirements. The Notes are governed by the Indenture described in Item 1.01 above. The Notes are jointly and severally guaranteed on a senior unsecured basis by the Guarantors and by certain of Warren's future restricted subsidiaries that guarantee our indebtedness under the Credit Facility.

        Additional terms and conditions are contained in Item 1.01 under the caption "Indenture Relating to the 9.000% Senior Notes due 2022" and are incorporated herein by reference.

        The information set forth under Item 1.01 under the caption "Third Amended and Restated Credited Agreement" is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

        On August 11, 2014, in connection with the closing of the Acquisition, Warren issued to Citrus 6,666,667 shares of Warren common stock. Such issuance was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

Item 3.03.    Material Modification to Rights of Security Holders.

        Each of the Indenture and Credit Facility contains a covenant, that, among other things, restricts Warren's ability to pay dividends or distributions or redeem or repurchase capital stock.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        As previously disclosed in the Current Report on Form 8-K filed on July 7, 2014, on July 3, 2014, the Warren Board of Directors elected Lance Peterson, CEO and President of Citrus, a director upon consummation of the Acquisition. Mr. Peterson will fill one of the current vacancies on the Warren Board of Directors and will stand for re-election at the 2015 annual meeting of stockholders. Mr. Peterson will receive an annual retainer and meeting fees, in each case in a manner consistent with the retainer and fees paid to Warren's other non-employee directors.

        In connection with the closing of the Acquisition, Warren entered into a transition services agreement with Citrus pursuant to which Citrus will provide certain transition services to Warren following the closing of the Acquisition until December 31, 2014. The transition services agreement provides for the payment of approximately $290,000 by Warren to Citrus for such services. In addition to being the CEO and President of Citrus, Mr. Peterson holds 50% of the issued and outstanding equity of Citrus.

Item 7.01.    Regulation FD Disclosure

        On August 11, 2014, Warren announced that it had completed the Acquisition of the Marcellus Assets and the closing of the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 8.01    Other Events

        On August 11, 2014, Warren issued a press release announcing that it has completed its offering of 9.000% senior unsecured notes due 2022 at an issue price of 98.617% of the aggregate principal amount of the notes. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference. Neither this press release nor this Form 8-K shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.    Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

        The unaudited financial statements of Citrus for the three months ended March 31, 2014 and the audited financial statements of Citrus for the year ended December 31, 2013, together with the report of Richey May & Co. with respect thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

        The unaudited financial statements of TLK for the three months ended March 31, 2014 and the audited financial statements of TLK for the year ended December 31, 2013, together with the report of Hogan Taylor LLP with respect thereto, are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)
Pro Forma Financial Information.

        The unaudited pro forma condensed combined financial statements of Warren required by this item are filed as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated herein by reference.

(c)
Exhibits:

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of July 6, 2014, by and among Citrus Energy Appalachia, LLC, TLK Partners, LLC and Troy Energy Investments, LLC, as Seller, and Warren Resources, Inc., as Buyer, and joined in for certain limited purposes by Citrus Energy Corporation.
2.2
Amendment to Purchase and Sale Agreement, dated as of August 11, 2014, by and among Citrus Energy Appalachia, LLC, TLK Partners, LLC and Troy Energy Investments, LLC, as Seller, and Warren Resources, Inc., as Buyer, and joined in for certain limited purposes by Citrus Energy Corporation.
4.1	Registration Rights Agreement, dated as of August 11, 2014, between Warren Resources, Inc. and Citrus Energy Corporation.
4.2	Indenture, dated as of August 11, 2014, among Warren Resources, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee.
4.3	Form of Note (included in Exhibit 4.2).
4.4	Registration Rights Agreement, dated as of August 11, 2014, among Warren Resources, Inc., the Guarantors named therein and the Initial Purchasers named therein.
10.1	Purchase Agreement, dated as of August 6, 2014, among Warren Resources, Inc., the Guarantors named therein and the Initial Purchasers named therein.

Exhibit No.	Description
10.2	Third Amended and Restated Credit Agreement dated as of August 11, 2014 among Warren Resources, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, Bank of Montreal, as Administrative Agent, as a Lender and the additional Lenders party thereto.
23.1	Consent of Richey May & Co., Independent Accounting Firm
23.2	Consent of Hogan Taylor LLP, Independent Auditor
99.1	Press Release dated August 11, 2014.
99.2	Press Release dated August 11, 2014.
99.3	Historical Financial Information of Citrus.
99.4	Historical Financial Information of TLK.
99.5	Unaudited Pro Forma Condensed Combined Financial Information.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2014

WARREN RESOURCES, INC. (Registrant)
By:	/s/ SAEMA SOMALYA Saema Somalya, Senior Vice President, General Counsel & Secretary

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of July 6, 2014, by and among Citrus Energy Appalachia, LLC, TLK Partners, LLC and Troy Energy Investments, LLC, as Seller, and Warren Resources, Inc., as Buyer, and joined in for certain limited purposes by Citrus Energy Corporation.
2.2
Amendment to Purchase and Sale Agreement, dated as of August 11, 2014, by and among Citrus Energy Appalachia, LLC, TLK Partners, LLC and Troy Energy Investments, LLC, as Seller, and Warren Resources, Inc., as Buyer, and joined in for certain limited purposes by Citrus Energy Corporation.
4.1	Registration Rights Agreement, dated as of August 11, 2014, between Warren Resources, Inc. and Citrus Energy Corporation.
4.2	Indenture, dated as of August 11, 2014, among Warren Resources, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee.
4.3	Form of Note (included in Exhibit 4.2).
4.4	Registration Rights Agreement, dated as of August 11, 2014, among Warren Resources, Inc., the Guarantors named therein and the Initial Purchasers named therein.
10.1	Purchase Agreement, dated as of August 6, 2014, among Warren Resources, Inc., the Guarantors named therein and the Initial Purchasers named therein.
10.2
Third Amended and Restated Credit Agreement dated as of August 11, 2014 among Warren Resources, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, Bank of Montreal, as Administrative Agent, as a Lender and the additional Lenders party thereto.
23.1	Consent of Richey May & Co., Independent Accounting Firm
23.2	Consent of Hogan Taylor LLP, Independent Auditor
99.1	Press Release dated August 11, 2014.
99.2	Press Release dated August 11, 2014
99.3	Historical Financial Information of Citrus.
99.4	Historical Financial Information of TLK.
99.5	Unaudited Pro Forma Condensed Combined Financial Information.

QuickLinks

  Item 1.01 Entry Into Material Definitive Agreement.
  Item 2.01 Completion of Acquisition or Disposition of Assets.
  Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
  Item 3.02. Unregistered Sales of Equity Securities.
  Item 3.03. Material Modification to Rights of Security Holders.
  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 7.01. Regulation FD Disclosure
  Item 8.01 Other Events
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX